AMENDMENT NO. 2 TO EKLUTNA POWER PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO EKLUTNA POWER PURCHASE AGREEMENT,

dated as of the 28th day of October, 2019 (this "Eklutna  PPA Amendment"),    is made and entered into by and between (i) CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska not-for-profit electric cooperative corporation ("Purchaser"), and (ii) the MUNICIPALITY OF ANCHORAGE, a political  subdivision  organized  under  the laws of the State of Alaska ("Seller"). Purchaser and Seller are hereinafter referred to individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, Purchaser and Seller entered into that certain Eklutna Power Purchase Agreement dated as of December 28, 2018 (the "Eklutna PPA");

WHEREAS, Section 15.7 of the Eklutna PPA provides that Purchaser and Seller may amend the Eklutna PPA upon the execution and delivery of a written agreement executed by each Party; and

NOW, THEREFORE, pursuant to Section 15.7 of the Eklutna PPA and in consideration for the premises and agreements hereinafter set forth, the Parties, intending to be legally bound, agree as follows:

1.Revision to Section 10.1. Section 10.1 of the Eklutna PPA is deleted in its entirety and replaced with the following:

Section 10.1Dispute Resolution. In the event of any dispute arising under this PPA (a "Dispute"), within ten (10) Business Days following Notice by either Party, (i) each Party shall appoint a representative, and (ii) the representatives shall meet, negotiate and attempt in good faith to resolve the Dispute quickly, informally and inexpensively. In the event the representatives cannot resolve the Dispute within thirty (30) Days after the first meeting, either Party may request that consideration and resolution of the Dispute be transferred to a designated representative of each Party's senior management. Within ten (10) Days following such a request, each Party shall submit a written summary of the Dispute describing the issues and claims to a senior officer of each Party designated to address the Dispute. Within ten (10) Business Days after receipt of each Party's Dispute summaries, the senior management representatives for both Parties shall negotiate in good faith to resolve the Dispute. If such senior management representatives are unable to resolve the Dispute within thirty (30) Days thereafter, either Party may pursue any available legal remedies.

2.Effective Date and Incorporation of Terms of Eklutna PPA. This Amendment shall be deemed effective as of the Effective Date as defined in Exhibit A to the Eklutna PPA and, without in any way limiting the effect of the amendment set forth in Section 1 of this Amendment, shall be subject to all the terms and conditions of the Eklutna PPA.

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Amendment No. 2 to Eklutna PPA

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

3.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

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Amendment No. 2 to Eklutna PPA

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By /s/ William D. Falsey Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By /s/ Lee D. Thibert Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Amendment No. 2 to Eklutna PPA

between

Municipality of Anchorage and Chugach Electric Association, Inc.